                                                                   Exhibit 99.C2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent
Registered Public Accounting Firm" and to the use of our report dated June 27,
2006 in the Registration Statement of Equity Opportunity Trust, Dividend Income
Value Strategy Series 2006E.

                                                      /s/ ERNST & YOUNG LLP
                                                      ---------------------
                                                          ERNST & YOUNG LLP

New York, New York
June 27, 2006